UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 11, 2008

CHANNELL COMMERCIAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (951) 719-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2008, Channell Commercial Corporation (the “Company”) elected Robert Brendel to serve as a director.  Mr. Brendel will serve on the Audit Committee of the board of directors.

Prior to joining the Company’s board of directors, Mr. Brendel served as president and chief executive officers of T-Systems International, a manufacturer of micro-irrigation products to the agriculture industry.  Prior to his service with T-Systems International, Mr. Brendel was the president of Trade Service Publications, a manufacturer of manuals and periodicals for high-tech, software, and construction markets utilizing high speed digital print technology and e-commerce.  Earlier in his career, Mr. Brendel founded Advanced Systems, Inc., a manufacturer of production equipment for the printed circuit, microelectronics, and semiconductor market, which he subsequently sold to a U.K.-based public corporation.  Mr. Brendel will receive compensation for his services as a director and member of the Audit Committee in accordance with the Company’s standard compensation arrangements for non-management directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELL COMMERCIAL CORPORATION

(Registrant)

Date: August 15, 2008

/s/ Patrick E. McCready

Patrick E. McCready
Chief Financial Officer